Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Sjoerd Sjouwerman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of KnowBe4, Inc. for the year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of KnowBe4, Inc.

Date: March 10, 2022	By:	/s/ Sjoerd Sjouwerman
	Name:	Sjoerd Sjouwerman
	Title:	Chief Executive Officer
(Principal Executive Officer)
I, Shrikrishna Venkataraman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of KnowBe4, Inc. for the year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of KnowBe4, Inc.

Date: March 10, 2022	By:	/s/ Shrikrishna Venkataraman
	Name:	Shrikrishna Venkataraman
	Title:	Chief Financial Officer
(Principal Financial Officer)